Exhibit 10.4

January 14, 2015

To:	Investors listed on Schedule A

Re:	Equity Commitment

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), by and among Regado Biosciences, Inc., a Delaware corporation (“Parent”), Landmark Merger Sub Inc., a Delaware corporation (“Merger Sub”), Tobira Therapeutics, Inc., a Delaware corporation (“Company”), and, solely with respect to Section 5.14, Brent Ahrens, as the “Company Stockholders’ Agent”, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as the surviving corporation (the “Merger”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement. The parties listed on Schedule A attached hereto are collectively referred to herein as the “Investors.” This letter agreement is being delivered to Parent in connection with the execution of the Merger Agreement by Parent and the Company. The obligations, covenants, representations and warranties of the Investors hereunder shall in all respects be several and not joint.

This letter agreement confirms the irrevocable commitment of each of the Investors, subject to the conditions set forth herein, to purchase, or cause an assignee permitted by subpart (a) of the fourth paragraph of this letter agreement to purchase, shares of common stock of Parent, $0.001 par value per share (“Parent Common Stock”), immediately following the Effective Time for their Pro Rata Percentage (as defined below) of an aggregate purchase price equal to $22,000,000 less (i) Surplus Net Cash (as defined below), if any, less (ii) the aggregate amount of Additional Company Funding occurring prior to the Effective Time, if any (provided such funding was made in accordance with the terms of this letter agreement), less (iii) any amount assigned by the Company under subpart (b) of the fourth paragraph hereof (collectively, the “Total Equity Commitment”), provided that the Investors shall not, under any circumstances, be obligated to commit or invest on the aggregate (directly or indirectly, as applicable) more than the Total Equity Commitment and, provided further, that each Investor shall not, under any circumstances, be obligated to commit or invest on an individual basis more than the amount specified in the column titled “Maximum Investment” set forth opposite such Investor’s name on Schedule A. Each Investor hereby commits to purchase, or cause to be purchased, that number of shares of Parent Common Stock calculated by taking an amount equal to (x) its Pro Rata Percentage (as defined below), multiplied by (y) the Total Equity Commitment, divided by (z) in the Parent Stipulated Value. It is understood that the equity investments contemplated hereby will occur at the same time, and each Investor will be investing its Pro Rata Percentage of the Total Equity Commitment concurrently with each other Investor’s investment. The “Pro Rata Percentage,” as to each Investor, means the percentage set forth opposite such Investor’s name on Schedule A. The “Surplus Net Cash” shall mean the amount, if any, by which the Net Cash (as defined in the Merger Agreement) exceeds $38,000,000.

The Investors’ obligation to fund its Pro Rata Percentage of the Total Equity Commitment is subject to (x) the execution and delivery of the Merger Agreement, (y) the consummation of the Merger and (z) the terms of this letter agreement. Parent shall use the proceeds from the Investors’ commitment hereunder at its sole discretion, as directed by Parent’s Board of Directors and without any limitation or condition whatsoever from the Investors.

Each of the Investor’s equity commitment hereunder may not be assigned, except (a) each of the Investors’ may assign all or a portion of its obligations to fund its Pro Rata Percentage of the Total Equity Commitment to any other Investor, any additional equity co-investor or to its affiliates or affiliated funds, or, with written consent of Parent and the Company, to any third party (without consideration therefor); provided, however that each Investor shall remain severally liable for its Pro Rata Percentage of the Total Equity Commitment and (b) the Company may, in consultation with Parent, assign all or a portion of the obligation to purchase shares of Parent Common Stock pursuant to this letter agreement to a third party, which shall not be deemed effective unless and until such third party executes and delivers the Equity Purchase Documents (as defined below) on the terms set forth in the sixth paragraph hereof, it being agreed that, without the consent of Parent, the purchase price per share of Parent Common Stock paid by such assignee may not be less than the Parent Stipulated Value; provided, however, that such purchase price may be higher without the consent of Parent.

This letter agreement shall be binding solely on, and inure solely to the benefit of, each of the undersigned and their respective successors and permitted assigns, and nothing set forth in this letter agreement shall be construed to confer upon or give to any person other than each of the undersigned and their respective successors and permitted assigns any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Company to enforce, the equity commitment or any provisions of this letter agreement.

Each of the Investors hereby covenants to enter into a Securities Purchase Agreement with Parent, a Registration Rights Agreement with Parent, and such other agreements as may be reasonably requested by Parent in connection therewith (the “Equity Purchase Documents”), which shall set forth (i) the terms on which such Investor (or its respective successor or permitted assigns) shall purchase that number of the shares of the Company equal to (x) its Pro Rata Percentage, multiplied by (y) the Total Equity Commitment hereunder, and divided by (z) the Parent Stipulated Value, (ii) certain registration rights with respect to such shares of common stock under the Securities Act of 1933, as amended (which shall include, without limitation, Parent’s obligation to (A) file a registration statement with respect to the resale of the shares of the Parent Common Stock sold pursuant to this letter agreement with the SEC within 60 days after the closing date; (B) use its commercially reasonable best efforts to have the registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 120 days after the closing date; and (C) keep the registration statement effective until all registrable securities may be sold pursuant to Rule 144 under the Securities Act of 1933, without the need for current public information or other restriction), and (iii) other customary terms and conditions, each of which shall be on terms reasonably consistent with similar agreements by public companies similarly situated with Parent. Notwithstanding anything to the contrary herein, the Investors understand and agree that the Equity Purchase Documents shall provide for: (a) the sale of Parent Common Stock and no other equity instrument at a price equal to the Parent Stipulated Value (except as otherwise contemplated by subpart (b) of the fourth paragraph hereof); (b) the issuance of the Parent Common Stock as a private placement exempt from registration under Section 4(2) and Regulation D under the Securities Act of 1933, as amended, and the rules promulgated thereunder, and that such exemption shall rely, in part, on the representations and warranties of the Investors included in the Equity Purchase Documents; (c) the closing of the sale of the Parent Common Stock occurring immediately following the closing of the Merger; and (d) no representations and warranties of Parent other than fundamental representations and warranties (including with respect to capitalization and SEC filings).

The parties hereto agree that irreparable damage would occur if any provision of this Letter Agreement were not performed in accordance with the terms hereof and that the Company or the Investors, as the case may be, shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. The parties hereto hereby agree not to raise any objections to the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Letter Agreement, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Investors under this letter agreement.

In the event that any suit or action is instituted with respect to this letter agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of such prevailing party in connection with any such suit or action, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all reasonable fees, costs and expenses of appeals.

This letter agreement may be executed in counterparts. This letter agreement and any related dispute shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Each of the parties hereto hereby (a) irrevocably submit to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event that any dispute arises out of this letter agreement or any of the transactions contemplated by this letter agreement, (b) agree that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agree that it will not bring any action relating to this letter agreement or any of the transactions contemplated by this letter agreement in any court other than the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).

Each of the Investors represents and warrants that: (i) it has the requisite power, capacity and authority to execute and deliver this letter agreement and to fulfill and perform its obligations hereunder; (ii) this letter agreement has been duly and validly executed and delivered by the Investor and constitutes a legal, valid and binding agreement of the Investor and is enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles whether considered in a proceeding in law or in equity); (iii) the execution, delivery and performance of this letter agreement by the Investor has been duly and validly authorized and approved by all necessary corporate, limited partnership or similar action by such party; (iv) the Investor has available, unrestricted cash (or the unrestricted right (subject only to the giving of any required notices) to obtain from its investors the funds necessary) sufficient to pay and perform in full its obligations under this letter agreement; (v) all funds necessary for the Investor to fulfill its obligations under this letter agreement shall be available to the Investor for so long as this letter agreement shall remain in effect; (vi) the Investor has received and reviewed (or has had sufficient opportunity to review) the Merger Agreement and this letter agreement with independent legal, accounting and financial advisors regarding the Investor’s rights and obligations and the Investor fully understands the terms and conditions contained, and the transactions provided for, herein and therein; and (vii) the Investor understands that the issuance of the shares of Parent Common Stock pursuant to the Equity Purchase Documents will be a private placement exempt from registration under Section 4(2) and Regulation D under the Securities Act of 1933, as amended, and the rules promulgated thereunder (the “Securities Act”), and that such exemption shall rely, in part, on the representations and warranties of the Investors included in the paragraph below and the Equity Purchase Documents.

Each Investor understands that the shares of Parent Common Stock issued pursuant to the Equity Purchase Documents will be “restricted securities” and will not, at the time of issuance, have been registered under the Securities Act or any applicable state securities law and is acquiring such shares as principal for its own account and not with a view to, or for distributing or reselling such shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Investor does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of the Equity Purchase Documents and any lock-up agreement executed in connection with the Merger Agreement, at all times to sell or otherwise dispose of all or any part of such shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Investor will acquire the shares thereunder in the ordinary course of its business. Such Investor does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the shares (or any securities which are derivatives thereof) to or through any person or entity; such Investor is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer. Such Investor is, at the date hereof, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor will not be purchasing the shares as a result of any advertisement, article, notice or other communication regarding the shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the shares, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the shares and, at the present time, is able to afford a complete loss of such investment. Such Investor acknowledges that it has reviewed publicly available materials relating to the Company and Parent and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company and Parent concerning the terms and conditions of the offering of the shares and the merits and risks of investing in the shares; (ii) access to information about the Company, Parent and their subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company and Parent possess or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its commitment to acquire the shares.

Parent may, on or after the date hereof, issue a press release disclosing the material terms of the transactions contemplated by this letter agreement and may, on or after the date hereof file a Current Report on Form 8-K describing the terms of this letter agreement and including the press release and a copy of this letter agreement, as exhibits thereto, with the Securities and Exchange Commission.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

This letter agreement may not be amended or otherwise modified without the prior written consent of Parent, the Company and each of the undersigned.

This letter agreement shall expire upon the termination of the Merger Agreement in accordance with its terms. Nothing in this paragraph shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this letter agreement or the Merger Agreement or other agreements delivered in connection therewith or to impair the right of any party to compel specific performance by any other party of its obligations under this letter agreement, the Merger Agreement or such other agreements.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

Sincerely,

CANAAN VII LLC
By:	Canaan Partners VII LLC
By:	/s/_Brent Ahrens
Name:	Brent Ahrens
Title:	Member/ Manager

DOMAIN PARTNERS VII, L.P.
By:	One Palmer Square Associates VII, L.L.C.
Its:	General Partner
By:	/s/ Lisa A. Kraeutler
Lisa A. Kraeutler
Attorney-in-fact

DP VII ASSOCIATES, L.P.
By:	One Palmer Square Associates VII, L.L.C.
Its:	General Partner
By:	/s/ Lisa A. Kraeutler
Lisa A. Kraeutler
Attorney-in-fact

DOMAIN ASSOCIATES, LLC
By:	/s/ Kathleen K. Shoemaker
Kathleen K. Shoemaker
Managing Member

FRAZIER HEALTHCARE V, L.P.
By FHM V, LP, its general partner
By FHM V, LLC, its general partner
By:	/s/ Patrick Heron
Patrick Heron, Manager

MONTREUX EQUITY PARTNERS IV, LP
By:	Montreux Equity Partners IV, LLC, its General Partner
By:	/s/ Daniel K. Turner III
Daniel K. Turner III, Managing Member

MONTREUX IV ASSOCIATES, LLC
By:	Montreux Equity Partners IV, LLC, its General Partner
By:	/s/ Daniel K. Turner III
Daniel K. Turner III, Managing Member

MONTREUX EQUITY PARTNERS V, LP
By:	Montreux Equity Partners V, LLC, its General Partner
By:	/s/ Daniel K. Turner III
Daniel K. Turner III, Managing Member

NOVO A/S
By:	Jack Nielsen
Its:	Partner
By:	/s/ Jack Nielsen

[Signature page to Equity Commitment Letter]

Accepted and Agreed to as of the date first above written.

REGADO BIOSCIENCES, INC.

By:	/s/ Michael A. Metzger

	Name:	Michael A. Metzger
	Title:	Chief Executive Officer, President and Chief Operating Officer

TOBIRA THERAPEUTICS, INC.

By:	/s/ Laurent Fischer, M.D.
Name:	Laurent Fischer, M.D.
Title:	Chief Executive Officer

[Signature page to Equity Commitment Letter]

Schedule A

List of Investors

Investor	Pro Rata Percentage	Maximum Investment
Funds affiliated with Novo A/S	50.53%	$11,116,600.00
Funds affiliated with Domain Associates, L.L.C.	21.05%	$4,631,000.00
Funds affiliated with Frazier Healthcare V, L.P.	12.63%	$2,778,600.00
Funds affiliated with Canaan VII L.P.	8.42%	$1,852,400.00
Funds affiliated with Montreux Equity Partners IV, LP	7.37%	$1,621,400.00